EXHIBIT 21

POWER OF ATTORNEY

Know all men by these presents that Pascal Minne (the “Undersigned”) does hereby make, constitute and appoint Anne Goffard or alternatively Pierre Claudel as a true and lawful attorney-in-fact of the Undersigned with full powers of substitution, for and in the name, place and stead of the Undersigned both in:

1)	the Undersigned’s individual capacity, and

2)	the Undersigned’s capacity as sole board member of Stichting Adminstratiekantoor Westend in each case, for which the Undersigned is otherwise authorized to sign, execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to:

i)

Sections 13(d), 13(f), 13(g), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5, and

ii)	any applications for EDGAR access codes, including without limitation the Form ID.

/s/ Pascal Minne
Name: Pascal Minne

Dated: November 17, 2020